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                                                                    EXHIBIT 99.1

                      STATEMENT OF CHIEF EXECUTIVE OFFICER
         PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

         Pursuant to Section 1350 of Title 18 of the United States Code, I, Larry P. Koskan, the President, Chief Executive Officer and Chief Financial Officer of Donlar Corporation (the "Company"), hereby certify that, to the best of my knowledge:

1. The Company's Form 10-KSB Annual Report for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: April 15, 2003                /s/ Larry P. Koskan
                                     -------------------------------------------
                                     Larry P. Koskan, President,
                                     Chief Executive Officer and Chief Financial
                                     Officer